Exhibit 99.1

State Bancorp, Inc. Reports Second Quarter 2011 Earnings

• Quarterly Net Income of $2.9 million - up 74% versus 2010
• Quarterly Net Interest Margin of 4.32%
• Tangible Common Equity Ratio at 7.62%
• Core Deposits of $1.0 billion – up 8% versus 2010

Jericho, N.Y., July 20, 2011 - State Bancorp, Inc. (the “Company”) (NASDAQ–STBC), parent company of State Bank of Long Island (the “Bank”), today reported net income of $2.9 million and earnings per diluted common share of $0.14 for the second quarter of 2011 compared with net income of $1.7 million, and $0.07 per diluted common share, a year ago. The 74% increase in 2011 second quarter earnings was primarily attributable to a $4.4 million decrease in the provision for loan losses and a $495 thousand increase in net interest income as the result of a wider net interest margin. Core operating expenses declined by 8.6% to $10.2 million in the second quarter of 2011 resulting in an improvement of the Company’s operating efficiency ratio to 58.8% (non-GAAP financial measure). Core operating expenses exclude merger-related expenses of $1.4 million, primarily legal fees, associated with the Company’s previously announced transaction with Valley National Bancorp (“Valley”). Partially offsetting these improvements, net gains on the sales of securities declined by $2.5 million in the second quarter of 2011 compared to 2010. Excluding the merger-related expenses, second quarter net income was $3.7 million and earnings per diluted common share was $0.19 (non-GAAP financial measure). For the six month period ended June 30, 2011, the Company recorded net income of $5.9 million and earnings per diluted common share of $0.29, compared with net income of $4.7 million, and $0.22 per diluted common share, in the June 2010 year-to-date period. Excluding merger-related expenses, June 2011 year-to-date net income was $6.7 million and diluted earnings per common share was $0.34 (non-GAAP financial measure).

Commenting on the second quarter 2011 results, President and CEO Thomas M. O’Brien stated, “The Company produced strong results across its business lines this quarter.  Notwithstanding the persistently low interest rate environment, the net interest margin expanded to an impressive 4.32% driven by the Company’s concentration on appropriate risk adjusted pricing on both sides of the balance sheet.

Solid core deposit funding expanded by 8% from the prior year and now represents 73% of total deposits. As a result of the Company’s expense management focus, further improvement in the overall core operating efficiency has been achieved. Since the high water mark of $51.9 million in 2007, management has successfully reduced the Company’s annualized run rate of operating expenses by $11.5 million or 22% based on results for the first six months of 2011.

The Company’s credit quality remains strong and the strategic importance of the aggressive problem asset disposition strategies employed throughout 2008 and 2009 is vividly demonstrated by the Company’s now modest level of problem loans, an allowance for loan losses at 2.43% of total loans, and the quarterly loan loss provision declining to $1.1 million. Company management’s early identification and aggressive credit remediation actions have served to positively distinguish its performance. When viewed against the Company’s strong quarterly and year to date financial results as well as the credit factors noted above, we continue to feel very pleased with the significant business turnaround and profitability improvements that were brought about by the decisions made and the strategies executed here at the Company.

The combined financial strength, expanded distribution channels and increased array of new commercial and consumer products that will result from the upcoming merger with Valley will create a significantly enhanced competitive force in our core markets. Together with Valley, the combined company will have over $16 billion in assets and more than $1.5 billion in equity capital. We are delighted that the Office of the Comptroller of the Currency (OCC) and the Federal Reserve Bank of New York have already granted regulatory approval for the proposed merger. A fourth quarter 2011 closing is anticipated. Both companies have been working together diligently to effect a smooth and seamless transition for our customers.”

Performance and Other Highlights
•	Net Interest Margin: Net interest margin was 4.32% in the second quarter of 2011 versus 4.16% in the second quarter of 2010 and 4.17% in the first quarter of 2011;

•
Capital Strength: The Company’s Tier I leverage capital ratio was 10.07% at June 30, 2011 versus 8.93% at June 30, 2010 and 10.09% at March 31, 2011.  The Company’s tangible common equity ratio (non-GAAP financial measure) was 7.62% at June 30, 2011 versus 7.17% at June 30, 2010 and 7.60% at March 31, 2011;

•
Loan Loss Provision: The provision for loan losses decreased by $4.4 million in the second quarter of 2011 versus the second quarter of 2010 and declined by $800 thousand versus the first quarter of 2011;

•
Asset Quality: Non-accrual loans totaled $12 million or 1.0% of loans outstanding at both June 30, 2011 and March 31, 2011 versus $15 million or 1.3% of loans outstanding at December 31, 2010 and $7 million or 0.7% of loans outstanding at June 30, 2010. Net loan charge-offs of $958 thousand were recorded in the second quarter of 2011 versus net loan charge-offs of $7 million in the first quarter of 2011 and net loan recoveries of $278 thousand in the second quarter of 2010. The allowance for loan losses totaled $28 million at both June 30, 2011 and March 31, 2011 versus $33 million at December 31, 2010 and $31 million at June 30, 2010. The foregoing allowance balances represented 2.4%, 2.4%, 2.9% and 2.8% of total loans, respectively, at such dates. The allowance for loan losses as a percentage of non-accrual loans, excluding non-accrual loans categorized as held for sale, was 239%, 231%, 223% and 444% at those same dates, respectively. The Company held no other real estate owned during any of these reporting periods;

•
Operating Efficiency:  Excluding merger-related expenses of $1.4 million, second quarter total operating expenses declined by 8.6% versus the second quarter of 2010 and increased by 2.2% versus the first quarter of 2011 (non-GAAP financial measure). Excluding merger-related expenses, the Company’s second quarter 2011 operating efficiency ratio was 58.8% (non-GAAP financial measure). The Company’s efficiency ratio was 59.7% in the first quarter of 2011. When the merger related charges are included, total operating expenses for the second quarter of 2011 increased by 3.5% to $11.6 million from the $11.2 million reported in the second quarter of 2010 and increased by 15.8% versus the first quarter of 2011. The Company’s operating efficiency ratio was 66.7% in the second quarter of 2011 versus 66.5% in the comparable 2010 period;

•	Loans: Loans outstanding increased by 4% to $1.14 billion compared to the second quarter of 2010 and were unchanged from the first quarter of 2011;
•
Core Deposits: Core deposits totaled $1.02 billion at June 30, 2011 versus $948 million at June 30, 2010 and $977 million at March 31, 2011. Core deposits represented 73%, 68% and 73% of total deposits at June 30, 2011, June 30, 2010 and March 31, 2011, respectively.  Demand deposits totaled $382 million at June 30, 2011, $381 million at June 30, 2010 and $376 million at March 31, 2011 and represented 27%, 27% and 28% of total deposits at those respective dates;

•
Performance Ratios: Return on average assets and return on average common stockholders’ equity were 0.71% and 7.70%, respectively, in the second quarter of 2011 and 0.40% and 3.96%, respectively, in the comparable 2010 period.

As previously announced, on April 28, 2011, the Company entered into a merger agreement with Valley, providing for the merger of the Company with and into Valley, with Valley as the surviving entity. In connection with the merger, Valley has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of the Company and a Prospectus of Valley, as well as other relevant documents concerning the proposed transaction. The Registration Statement has not yet become effective. The merger is subject to the approval of the Company’s stockholders, approvals from applicable banking regulators and other customary conditions.  The Office of the Comptroller of the Currency and the Federal Reserve Bank of New York have granted their approval of the merger. The Company anticipates the closing of the merger will take place in the fourth quarter of 2011.

Earnings Summary for the Quarter Ended June 30, 2011
The Company recorded net income of $2.9 million during the second quarter of 2011 versus net income of $1.7 million in the comparable 2010 period. When compared to the second quarter of 2010, the provision for loan losses declined by $4.4 million and net interest income increased by $495 thousand to $16.4 million in the second quarter of 2011. Net gains on sales of securities decreased by $2.5 million and total operating expenses increased by $390 thousand in 2011.

The growth in net interest income resulted from a 16 basis point expansion of the Company’s net interest margin to 4.32% in 2011. The improved margin resulted from a 26 basis point reduction in funding costs during the second quarter of 2011 versus 2010, due principally to lower rates paid on savings and time deposits. The Company’s second quarter 2011 average interest-earning asset yield was 4.91%, down four basis points from the comparable 2010 period. The average yield on loans increased by five basis points in the second quarter of 2011 to 5.49%. This improvement was offset by a 41 basis point decline in the average yield on the Company’s securities portfolio to 3.44% in 2011 versus 2010. The securities portfolio decreased by $13 million to $356 million at June 30, 2011 versus the comparable 2010 date. The securities portfolio totaled $332 million at March 31, 2011. At June 30, 2011 the securities portfolio had an unrealized pre-tax gain of $7 million and an estimated weighted average life of 4.0 years.

The Company’s average cost of interest-bearing liabilities declined 26 basis points to 0.84% in the second quarter of 2011 versus 1.10% in the second quarter of 2010. The Company’s lower funding cost resulted from ongoing management of deposit rates as deposit pricing has continued to ease in local markets. Total deposits increased by $12 million to $1.4 billion at June 30, 2011 versus June 30, 2010 and by $62 million compared to March 31, 2011.

The provision for loan losses was $1.1 million in the second quarter of 2011, representing reductions of $4.4 million versus the comparable 2010 period and $800 thousand versus the first quarter of 2011. The reduction in the provision from 2010 primarily resulted from a lower level of watch list loans (consisting of criticized loans, classified loans and those loans requiring special attention but not warranting categorization as either criticized or classified) along with the general improvement in credit conditions in 2011.

Second quarter 2011 core operating expenses decreased by $967 thousand or 8.6% to $10.2 million compared to the second quarter of 2010 (non-GAAP financial measure). This decrease was due to cost reductions achieved in several expense categories, most notably salaries and other employee benefits, marketing and advertising, FDIC and NYS assessment and credit and collection. Salaries and other employee benefits declined by $357 thousand in the second quarter of 2011 versus 2010 primarily as the result of a reduction in staff count in 2011 and a decline in the Company’s defined contribution plan expense. Marketing and advertising expenses declined by $248 thousand in 2011 due to a reduction in spending related to brand building. In addition, we experienced year-over-year reductions in expenses in occupancy (down $44 thousand), FDIC and NYS assessment (down $131 thousand) and credit and collection (down $63 thousand). Total operating expenses, inclusive of $1.4 million in merger-related charges, increased by $390 thousand or 3.5% to $11.5 million in 2011 from the comparable 2010 period.

The Company recorded income tax expense of $1.8 million in the second quarter of 2011 versus $1.0 million in the comparable period a year ago.

Earnings Summary for the Six Months Ended June 30, 2011
The increase in net income in the first six months of 2011 to $5.9 million from $4.7 million in the comparable 2010 period resulted from a $4.7 million decrease in the provision for loan losses and a $617 thousand decline in total operating expenses in 2011.  Partly offsetting the foregoing improvements were reductions in net interest income (down $888 thousand) and non-interest income (down $2.5 million).

The decrease in the provision for loan losses in 2011 versus the comparable 2010 period was primarily due to a reduction in watch list loans in 2011.

Total operating expenses decreased by $617 thousand or 2.8% to $21.6 million in 2011, primarily due to a $487 thousand reduction in salaries and other employee benefits expenses coupled with decreases of $393 thousand in marketing and advertising, $203 thousand in FDIC and NYS assessment and $164 thousand in credit and collection costs.

The decrease in net interest income was due to a nine basis point narrowing of the Company’s net interest margin to 4.24% in 2011 from 4.33% a year ago coupled with a $12 million reduction in average interest-earning assets in 2011, primarily securities.

The decrease in non-interest income in 2011 resulted principally from a $2.7 million reduction in net gains on sales of securities.

The Company recorded income tax expense of $3.6 million in the first half of 2011 versus $2.9 million in the comparable 2010 period.

Asset Quality
Non-accrual loans totaled $12 million or 1.0% of total loans outstanding at June 30, 2011 versus $7 million or 0.7% of total loans outstanding at June 30, 2010 and $12 million or 1.0% of total loans outstanding at March 31, 2011. Non-accrual loans categorized as held for sale, previously written down to estimated fair value, amounted to $319 thousand at June 30, 2010. There were no nonaccrual loans categorized as held for sale at June 30, 2011 or March 31, 2011. The increase in non-accrual loans at June 30, 2011 compared to June 30, 2010 resulted primarily from a number of various additions to non-accrual, partially offset by strategic commercial loan sales, settlements and charge-offs. The allowance for loan losses as a percentage of total non-accrual loans, excluding non-accrual loans categorized as held for sale, amounted to 239% at June 30, 2011 versus 444% at June 30, 2010 and 231% at March 31, 2011.

Total accruing loans delinquent 30 days or more amounted to $33 million or 2.88% of loans outstanding at June 30, 2011 versus $28 million or 2.57% of loans outstanding at June 30, 2010 and $26 million or 2.30% of loans outstanding as of March 31, 2011.

Watch list loans totaled $134 million at June 30, 2011, $172 million at June 30, 2010 and $145 million at March 31, 2011. Classified loans were $65 million at June 30, 2011, $70 million at June 30, 2010 and $63 million at March 31, 2011. The allowance for loan losses as a percentage of total classified loans was 42%, 45% and 44%, respectively, at the same dates.

At June 30, 2011 and March 31, 2011, the Company had $27 million in troubled debt restructurings (“TDRs”), primarily consisting of two classified, partially secured commercial and industrial (“C&I”) loans each with a principal balance of $10 million and a classified $6.5 million secured land loan in Roslyn, New York. Each of the borrowers requested and was granted interest rate or other concessions. These credits have been on the Company’s watch list since 2009 and 2008, respectively, are fully advanced and performing at June 30, 2011 in accordance with their revised terms.  The Company had TDRs amounting to $7 million at June 30, 2010.

As of June 30, 2011, the Company’s allowance for loan losses amounted to $28 million or 2.4% of period-end loans outstanding. The allowance as a percentage of loans outstanding was 2.8% at June 30, 2010 and 2.4% at March 31, 2011.

The Company recorded net loan charge-offs of $958 thousand in the second quarter of 2011 versus net loan recoveries of $278 thousand in the second quarter of 2010 and net loan charge-offs of $7 million in the first quarter of 2011. As a percentage of average total loans outstanding, these net amounts represented, on an annualized basis, 0.3% for the second quarter of 2011, (0.1)% for the second quarter of 2010 and 2.6% for the first quarter of 2011.

The Company has held no other real estate owned since 2005.

Capital
Total stockholders’ equity, inclusive of the preferred stock and a common stock warrant issued to the U.S. Treasury under the Capital Purchase Program, was $161 million at June 30, 2011 compared to $153 million at June 30, 2010 and $157 million at March 31, 2010. The increase in stockholders’ equity versus June 30, 2010 is largely reflective of net income earned in the past twelve months.

Cash dividends of $0.10 per share, totaling $1.7 million, were paid to the Company’s stockholders during the first six months of 2011.

The Company’s return on average common stockholders’ equity was 8.09% for the first six months of 2011 versus 6.39% in the June 2010 year-to-date period.

The Company has $20 million in outstanding trust preferred securities that qualify as Tier I capital. During 2011, the weighted average cost of the Company’s trust preferred securities was 3.49% versus 3.50% a year ago.

The Bank’s Tier I leverage, Tier I risk-weighted and total risk-weighted capital ratios were 9.91%, 12.54% and 13.80%, respectively, at June 30, 2011. Each of these ratios exceeds the regulatory guidelines for a “well capitalized” institution, the highest regulatory capital category.

The Company’s capital ratios exceeded all regulatory requirements at June 30, 2011. The Company’s tangible common equity to tangible assets ratio (non-GAAP financial measure) was 7.62% at June 30, 2011 versus 7.17% at June 30, 2010 and 7.60% at March 31, 2011.

The Company did not repurchase any of its common stock during the first six months of 2011. Under the Board of Directors’ existing authorization, up to 512,348 shares may be repurchased from time to time as conditions warrant. The Company does not presently anticipate repurchasing any of its shares in the immediate future.

Corporate Information
State Bancorp, Inc. is the holding company for State Bank of Long Island.  In addition to its seventeen branches located in Nassau, Suffolk, Queens and Manhattan, the Bank maintains its corporate headquarters in Jericho.  The Bank has built a reputation for providing high-quality personal service to meet the needs of our diverse customer base which includes commercial real estate owners and developers, small to middle market businesses, professional service firms, municipalities and consumers. The Bank maintains a web site at www.statebankofli.com with corporate, investor and branch banking information.

Non-GAAP Disclosure
This press release includes non-GAAP financial measures of tangible common equity ratio, core operating expenses and core operating efficiency ratio. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by generally accepted accounting principles in the United States (GAAP).  The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and the Company’s marketplace performance.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP.

Forward-Looking Statements and Risk Factors
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that,” and similar expressions are intended to identify forward-looking statements.  The forward-looking statements involve risk and uncertainty and a variety of factors that could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in: the failure of the Company and Valley to satisfy the closing conditions in the merger agreement, market interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, the quality and composition of the loan or investment portfolios, demand for loan products, demand for financial services in the Company’s primary trade area, litigation, tax and other regulatory matters, accounting principles and guidelines, other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing and services and those risks detailed in the Company’s periodic reports filed with the SEC.  Investors are encouraged to access the Company’s periodic reports filed with the SEC for financial and business information regarding the Company at www.statebankofli.com. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.

Additional Information and Where to Find It
On April 28, 2011, the Company entered into an Agreement and Plan of Merger with Valley, providing for the merger of the Company with and into Valley, with Valley as the surviving entity.

In connection with the merger, Valley has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of the Company and a Prospectus of Valley, as well as other relevant documents concerning the proposed transaction. A definitive Proxy Statement will be mailed to stockholders of the Company after the Registration Statement is declared effective.  The Registration Statement has not yet become effective.  Stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You can obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about the Company and Valley at the SEC’s Internet site (http://www.sec.gov). You can also obtain these documents, free of charge, from the Company by accessing the Company’s website at www.statebankofli.com under the tab “Investor Relations” and then under the heading “Financial Information” and subheading “SEC Filings.”

The Company and Valley and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger.  Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 25, 2011. Information about the directors and executive officers of Valley is set forth in the proxy statement for Valley’s 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 11, 2011.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus. You may obtain free copies of this document as described in the preceding paragraph.

Financial Highlights Follow

Contacts:
Brian K. Finneran, Chief Financial Officer
516-465-2251
bfinneran@statebankofli.com

Anthony J. Morris, Chief Marketing &
Corporate Planning Officer
516-495-5098
amorris@statebankofli.com

STATE BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2011 and 2010 (unaudited)
(in thousands, except per share data)

	Three Months		Six Months
	2011	2010	2011	2010
Interest Income:
Interest and fees on loans	$15,639	$15,074	$30,719	$30,696
Federal funds sold and securities purchased under
agreements to resell	-	2	-	2
Securities held to maturity - taxable	217	-	433	-
Securities available for sale - taxable	2,744	3,779	5,354	8,145
Securities available for sale - tax-exempt	10	27	22	54
Dividends on Federal Home Loan Bank and other
restricted stock	25	28	58	63
Interest on balances due from banks	14	6	18	10
Total interest income	18,649	18,916	36,604	38,970

Interest Expense:
Deposits	1,792	2,549	3,669	5,130
Temporary borrowings	14	16	32	48
Senior unsecured debt	281	281	561	561
Junior subordinated debentures	179	182	357	358
Total interest expense	2,266	3,028	4,619	6,097

Net interest income	16,383	15,888	31,985	32,873
Provision for loan losses	1,100	5,450	3,000	7,700
Net interest income after provision for loan losses	15,283	10,438	28,985	25,173

Non-Interest Income:
Service charges on deposit accounts	416	455	858	905
Net gains on sales of securities	31	2,525	113	2,781
Income from bank owned life insurance	64	104	164	246
Other operating income	448	302	959	616
Total non-interest income	959	3,386	2,094	4,548
Income before operating expenses	16,242	13,824	31,079	29,721

Operating Expenses:
Salaries and other employee benefits	6,241	6,598	12,107	12,594
Occupancy	1,347	1,391	2,769	2,810
Equipment	330	269	654	573
Marketing and advertising	205	453	513	906
FDIC and NYS assessment	553	684	1,153	1,356
Credit and collection	112	175	209	373
Data processing	258	258	520	520
Merger-related expenses	1,357	-	1,357	-
Other operating expenses	1,168	1,353	2,278	3,045
Total operating expenses	11,571	11,181	21,560	22,177

Income Before Income Taxes	4,671	2,643	9,519	7,544
Provision for income taxes	1,790	984	3,602	2,868

Net Income	2,881	1,659	5,917	4,676

Preferred dividends and accretion	521	518	1,042	1,036
Net Income Attributable to Common Stockholders	$2,360	$1,141	$4,875	$3,640

Net Income per Common Share - Basic	$0.15	$0.07	$0.30	$0.22
Net Income per Common Share - Diluted	$0.14	$0.07	$0.29	$0.22

STATE BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
June 30, 2011 and 2010 (unaudited)
(in thousands, except share and per share data)

	2011	2010
Assets:
Cash and non-interest-bearing balances due from banks	$23,788	$39,875
Interest-bearing balances due from banks	54,382	24,718
Securities held to maturity (estimated fair value of $21,895 in 2011)	22,000	-
Securities available for sale - at estimated fair value	333,602	369,125
Federal Home Loan Bank and other restricted stock	5,402	5,473
Loans (net of allowance for loan losses of
$27,731 in 2011 and $31,259 in 2010)	1,115,487	1,069,765
Loans held for sale	-	319
Bank premises and equipment - net	5,871	6,227
Bank owned life insurance	30,654	30,839
Net deferred income taxes	19,926	25,325
Receivable - securities sales	-	23,626
Prepaid FDIC assessment	4,482	6,486
Other assets	10,542	13,107

Total Assets	$1,626,136	$1,614,885

Liabilities:
Deposits:
Demand	$381,701	$381,434
Savings	639,330	566,970
Time	379,776	440,437
Total deposits	1,400,807	1,388,841
Other temporary borrowings	3,000	3,000
Senior unsecured debt	29,000	29,000
Junior subordinated debentures	20,620	20,620
Payable - securities purchases	-	7,996
Other accrued expenses and liabilities	11,388	12,477
Total Liabilities	1,464,815	1,461,934

Commitments and Contingent Liabilities

Stockholders' Equity:
Preferred stock, $0.01 par value, authorized 250,000 shares; 36,842 shares
issued and outstanding; liquidation preference of $36,842	36,367	36,131
Common stock, $0.01 par value, authorized 50,000,000 shares;
issued 17,678,750 shares in 2011 and 17,479,978 shares in 2010;
outstanding 16,966,158 shares in 2011 and 16,656,959 shares in 2010	177	175
Warrant	1,057	1,057
Surplus	179,543	178,450
Retained deficit	(48,108)	(55,442)
Treasury stock (712,592 shares in 2011 and 823,019 shares in 2010)	(12,012)	(13,872)
Accumulated other comprehensive income (net of taxes of $2,828 in
2011 and $4,247 in 2010)	4,297	6,452
Total Stockholders' Equity	161,321	152,951

Total Liabilities and Stockholders' Equity	$1,626,136	$1,614,885

STATE BANCORP, INC.
SELECTED FINANCIAL DATA
For the Three and Six Months Ended June 30, 2011 and 2010 (unaudited)
(dollars in thousands, except share and per share data)

		Three Months		Six Months
		2011	2010	2011	2010
Selected Average Balances (1):
Total assets		$1,633,335	$1,655,895	$1,613,499	$1,637,379
Loans - net of unearned income		$1,142,608	$1,112,155	$1,141,074	$1,106,830
Investment securities		$346,880	$397,547	$355,344	$406,072
Deposits		$1,408,478	$1,428,089	$1,387,905	$1,406,995
Stockholders' equity		$160,284	$152,855	$158,921	$152,027

Financial Performance Ratios:
Return on average assets		0.71%	0.40%	0.74%	0.58%
Return on average common stockholders' equity		7.70%	3.96%	8.09%	6.39%
Net interest margin		4.32%	4.16%	4.24%	4.33%
Operating efficiency ratio		66.66%	66.45%	63.26%	63.71%
Core operating efficiency ratio (2)		58.84%	66.45%	59.28%	63.71%
Operating expenses as a % of average assets		2.84%	2.71%	2.69%	2.73%

Capital Ratios (3):
Tier I leverage ratio		10.07%	8.93%	10.07%	8.93%
Tier I risk-based capital ratio		12.74%	12.02%	12.74%	12.02%
Total risk-based capital ratio		14.00%	13.28%	14.00%	13.28%
Tangible common equity ratio (4)		7.62%	7.17%	7.62%	7.17%

Common Share Data:
Average common shares outstanding		16,538,060	16,288,409	16,491,491	16,213,144
Period-end common shares outstanding		16,966,158	16,656,959	16,966,158	16,656,959
Tangible book value per common share (3)		$7.30	$6.95	$7.30	$6.95
Cash dividends per common share		$0.05	$0.05	$0.10	$0.10

(1) Weighted daily average balance for period noted.

(2) Core operating expenses are calculated by subtracting merger-related expenses from total operating expenses. The core operating efficiency ratio is calculated by dividing core operating expenses by the sum of fully taxable equivalent ("FTE") net interest income and non-interest income, excluding net securities gains and losses. The core operating efficiency ratio is not required by GAAP or by applicable bank regulatory requirements, but is a metric used by management to evaluate the level of operating expenses. Since there is no authoritative requirement to calculate this ratio, our ratio is not necessarily comparable to similar efficiency measures disclosed or used by other companies in the financial services industry. Core operating expenses and the core operating efficiency ratio are non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. With respect to the calculation of core operating expenses and the actual unaudited core operating efficiency ratio as of June 30, 2011, the reconciliation of core operating expenses to GAAP total operating expenses and the calculation of the core operating efficiency ratio are set forth below:

Core Operating Expenses	QTD 6/30/11	YTD 6/30/11
Total operating expenses	$11,571	$21,560
Less: merger-related expenses	(1,357)	(1,357)
Core operating expenses	$10,214	$20,203

Core Operating Efficiency Ratio	QTD 6/30/11	YTD 6/30/11
Core operating expenses	$10,214	$20,203
FTE net interest income	16,397	32,014

FTE non-interest income	992	2,179
Less: net gains on sales of securities	(31)	(113)
Non-interest income excluding net securities gains	961	2,066

	58.84%	59.28%

(3) At period end.

(4) The ratio of tangible common equity to tangible assets, or TCE ratio, is calculated by dividing total common stockholders’ equity by total assets, after reducing both amounts by intangible assets. The TCE ratio is not required by GAAP or by applicable bank regulatory requirements, but is a metric used by management to evaluate the adequacy of our capital levels. Since there is no authoritative requirement to calculate the TCE ratio, our TCE ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity and tangible assets are non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. With respect to the calculation of the actual unaudited TCE ratio as of June 30, 2011, reconciliations of tangible common equity to GAAP total common stockholders’ equity and tangible assets to GAAP total assets are set forth below:

Total stockholders' equity	$161,321	Total assets		$1,626,136
Less: preferred stock	(36,367)	Less: intangible assets		-
Less: warrant	(1,057)	Tangible assets		$1,626,136
Total common stockholders' equity	123,897
Less: intangible assets	-
Tangible common equity	$123,897

STATE BANCORP, INC.
ASSET QUALITY ANALYSIS
(unaudited)
(dollars in thousands)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Non-Performing Assets (1):
Non-accrual loans:
Commercial and industrial - general purpose	$4,667	$5,319	$11,017	$3,556	$1,931
Commercial and industrial - owner-occupied mortgage	275	-	-	-	-
Real estate - commercial mortgage	5,613	5,651	1,684	1,963	477
Real estate - residential mortgage	969	899	973	2,217	174
Real estate - residential construction	-	-	1,078	1,078	4,536
Loans to individuals	65	94	104	293	249
Total non-accrual loans	11,589	11,963	14,856	9,107	7,367

Loans 90 days or more past due and still accruing:
Loans to individuals	1	1	1	1	9
Total loans 90 days or more past due and still accruing	1	1	1	1	9

Total non-performing loans	11,590	11,964	14,857	9,108	7,376
Other real estate owned	-	-	-	-	-
Total non-performing assets	$11,590	$11,964	$14,857	$9,108	$7,376

Total non-accrual loans/total loans	1.01%	1.04%	1.31%	0.82%	0.67%
Total non-performing loans/total loans	1.01%	1.04%	1.31%	0.82%	0.67%

Troubled Debt Restructurings (2):	$26,994	$27,017	$27,047	$7,260	$6,949

Provision and Allowance for Loan Losses:
Balance at beginning of period	$27,589	$33,078	$32,488	$31,259	$25,531
Charge-offs	(1,042)	(7,629)	(2,151)	(1,261)	(151)
Recoveries	84	240	41	(10)	429
Net charge-offs	(958)	(7,389)	(2,110)	(1,271)	278
Provision for loan losses	1,100	1,900	2,700	2,500	5,450
Balance at end of period	$27,731	$27,589	$33,078	$32,488	$31,259

Allowance for loan losses/non-accrual loans (1) (3)	239%	231%	223%	357%	444%
Allowance for loan losses/non-performing loans (1) (3)	239%	231%	223%	357%	443%
Allowance for loan losses/total loans (1) (3)	2.43%	2.40%	2.92%	2.92%	2.84%

Net Charge-Offs (Recoveries):
Commercial and industrial - general purpose	$697	$5,690	$1,030	$175	$(145)
Real estate - commercial mortgage	-	1,273	(15)	(13)	(35)
Real estate - residential mortgage	235	136	(6)	-	(3)
Real estate - commercial construction	-	-	900	-	-
Real estate - residential construction	-	278	-	1,088	(99)
Loans to individuals	26	12	201	21	4
Total net charge-offs (recoveries)	$958	$7,389	$2,110	$1,271	$(278)

Net charge-offs (recoveries) (annualized)/average loans	0.34%	2.63%	0.75%	0.46%	(0.10	) %

Delinquencies and Non-Accrual Loans as a % of Total Loans (1):
Loans 30 - 59 days past due	0.99%	2.27%	0.18%	2.73%	1.70%
Loans 60 - 89 days past due	1.89%	0.03%	2.10%	1.17%	0.87%
Loans 90 days or more past due and still accruing	0.00%	0.00%	0.00%	0.00%	0.00%
Total accruing past due loans	2.88%	2.30%	2.28%	3.90%	2.57%
Non-accrual loans	1.01%	1.04%	1.31%	0.82%	0.67%
Total delinquent and non-accrual loans	3.89%	3.34%	3.59%	4.72%	3.24%

(1) At period end.
(2) Troubled debt restructurings on non-accrual status included here and also included in total non-accrual loans are $56, $76, $104 and $300 at June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010, respectively.
(3) Excluding loans held for sale.

STATE BANCORP, INC.
NET INTEREST INCOME ANALYSIS
For the Three Months Ended June 30, 2011 and 2010 (unaudited)
(dollars in thousands)

	2011			2010
	Average		Average	Average		Average
	Balance (1)	Interest	Yield/Cost	Balance (1)	Interest	Yield/Cost
Assets:
Interest-earning assets:
Securities (2)	$346,880	$2,976	3.44%	$397,547	$3,818	3.85%
Federal Home Loan Bank and other restricted stock	5,409	25	1.85	5,552	28	2.02
Securities purchases under agreements to resell	110	-	-	3,549	2	0.23
Interest-bearing deposits	28,428	14	0.20	14,936	6	0.16
Loans (3)	1,142,608	15,648	5.49	1,112,155	15,084	5.44
Total interest-earning assets	1,523,435	$18,663	4.91%	1,533,739	$18,938	4.95%
Non-interest-earning assets	109,900			122,156
Total Assets	$1,633,335			$1,655,895

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits	$618,155	$555	0.36%	$607,217	$942	0.62%
Time deposits	412,418	1,237	1.20	442,458	1,607	1.46
Total savings and time deposits	1,030,573	1,792	0.70	1,049,675	2,549	0.97
Federal funds purchased	77	-	-	-	-	-
Other temporary borrowings	3,165	14	1.77	4,791	16	1.34
Senior unsecured debt	29,000	281	3.89	29,000	281	3.89
Junior subordinated debentures	20,620	179	3.48	20,620	182	3.54
Total interest-bearing liabilities	1,083,435	2,266	0.84	1,104,086	3,028	1.10
Demand deposits	377,905			378,415
Other liabilities	11,711			20,539
Total Liabilities	1,473,051			1,503,040
Stockholders' Equity	160,284			152,855
Total Liabilities and Stockholders' Equity	$1,633,335			$1,655,895
Net interest rate spread			4.07%			3.85%
Net interest income/margin		16,397	4.32%		15,910	4.16%
Less tax-equivalent basis adjustment		(14)			(22)
Net interest income		$16,383			$15,888

(1) Weighted daily average balance for period noted.
(2) Interest on securities includes the effects of tax-equivalent basis adjustments of $5 and $12 in 2011 and 2010, respectively.
(3) Interest on loans includes the effects of tax-equivalent basis adjustments of $9 and $10 in 2011 and 2010, respectively.

STATE BANCORP, INC.
NET INTEREST INCOME ANALYSIS
For the Six Months Ended June 30, 2011 and 2010 (unaudited)
(dollars in thousands)

	2011			2010
	Average		Average	Average		Average
	Balance (1)	Interest	Yield/Cost	Balance (1)	Interest	Yield/Cost
Assets:
Interest-earning assets:
Securities (2)	$355,344	$5,820	3.30%	$406,072	$8,223	4.08%
Federal Home Loan Bank and other restricted stock	5,480	58	2.13	5,817	63	2.18
Securities purchases under agreements to resell	55	-	-	1,785	2	0.23
Interest-bearing deposits	19,821	18	0.18	13,038	10	0.15
Loans (3)	1,141,074	30,737	5.43	1,106,830	30,716	5.60
Total interest-earning assets	1,521,774	$36,633	4.85%	1,533,542	$39,014	5.13%
Non-interest-earning assets	91,725			103,837
Total Assets	$1,613,499			$1,637,379

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits	$630,374	$1,127	0.36%	$600,592	$1,921	0.65%
Time deposits	393,903	2,542	1.30	433,562	3,209	1.49
Total savings and time deposits	1,024,277	3,669	0.72	1,034,154	5,130	1.00
Federal funds purchased	39	-	-	88	-	-
Other temporary borrowings	5,022	32	1.28	12,122	48	0.80
Senior unsecured debt	29,000	561	3.90	29,000	561	3.90
Junior subordinated debentures	20,620	357	3.49	20,620	358	3.50
Total interest-bearing liabilities	1,078,958	4,619	0.86	1,095,984	6,097	1.12
Demand deposits	363,628			372,841
Other liabilities	11,992			16,527
Total Liabilities	1,454,578			1,485,352
Stockholders' Equity	158,921			152,027
Total Liabilities and Stockholders' Equity	$1,613,499			$1,637,379
Net interest rate spread			3.99%			4.01%
Net interest income/margin		32,014	4.24%		32,917	4.33%
Less tax-equivalent basis adjustment		(29)			(44)
Net interest income		$31,985			$32,873

(1) Weighted daily average balance for period noted.
(2) Interest on securities includes the effects of tax-equivalent basis adjustments of $11 and $24 in 2011 and 2010, respectively.
(3) Interest on loans includes the effects of tax-equivalent basis adjustments of $18 and $20 in 2011 and 2010, respectively.